                FIRST AMENDMENT TO CREDIT AGREEMENT

   This First Amendment to Credit Agreement ("First Amendment") is entered into as of October 10, 1997, by and between Spectrum Medical Industries, Inc., a California corporation and Spectrum Laboratories, Inc, a California corporation, (collectively "Borrower") and City National Bank, a national banking association ("CNB").


                             RECITALS

   A.   Borrower and CNB are parties to that certain Credit
Agreement, dated as of February 28, 1997 ("Agreement").

   B. Borrower and CNB desire to supplement and amend the Agreement as hereinafter set forth.

   NOW THEREFORE, the parties agree as follows:

1. DEFINITIONS. Capitalized terms used in this Amendment without definition shall have the meanings set forth in the Loan
Agreement.

2.   AMENDMENTS.  The Agreement is amended as follows:

   2.1    Section 1.  DEFINITIONS is amended as follows:

   2.1.1 Delete the definition of "NOTE" in its entirety and add the following new definition:

          ""Notes" means the Notes referenced in Section 2."

   2.1.2 Delete the definition of "TERMINATION DATE" in its entirety and replace it with:

          ""TERMINATION DATE" means May 1, 1998. Notwithstanding the foregoing, CNB may, at its option, terminate this Agreement pursuant to Section 7.3; the date of any such termination will become the Termination Date as that term is used in this Agreement."

   2.2    Section 2.  LOANS. is amended as follows:

   2.2.1  Add the following new sections 2.1A, 2.1A.1, 2.1A.2,
2.1A.3, and 2.7 as follows:

           2.1A REVOLVING CREDIT LOANS. CNB agrees to make loans ("Revolving Credit Loans") to Borrower up to, but not including, the Termination Date, at Borrower's request, up to the amount of Five Hundred Thousand and No/100 dollars ($500,000.00)(the "Revolving Credit Commitment"). The Revolving Credit Loans may be repaid and reborrowed at any time up to the Termination Date; provided, however, that the aggregate unpaid principal amount of outstanding Revolving Credit Loans will at no time exceed the Revolving Credit Commitment. Borrower will have a period of not less than thirty (30) consecutive days during the twelve-month period ending on the Termination Date during which time there will be no outstanding Revolving Credit Loans. All Revolving Credit Loans will be paid by Borrower to CNB on the Termination Date.
The Revolving Credit Loans will be evidenced by a promissory note ("Revolving Credit Note") in the form attached hereto as Exhibit "B".

          2.1A.1 INTEREST ON REVOLVING CREDIT LOANS. Each Revolving Credit Loan will bear interest from disbursement until due (whether at stated maturity, by acceleration or otherwise) at a fluctuating rate equal to the Prime Rate plus one quarter percent (0.25%) per annum. Interest will be payable monthly in arrears on the first day of each month, starting on November 1, 1997, and on the date the Revolving Credit Loans are paid in full.

          2.1A.2 REVOLVING COMMITMENT FEE. Borrower shall pay CNB a non-refundable fee ("Revolving Commitment Fee") equal to one quarter percent (1/4%) of the Revolving Credit Commitment at the time the Revolving Credit Commitment is extended to Borrower.

          2.1A.3 PROCEDURE FOR REVOLVING CREDIT LOANS. Each Revolving Credit Loan may be made by CNB at the oral or written request of anyone who is authorized in writing by Borrower to request Revolving Credit Loans until written notice of the revocation of such authority is received by CNB."

   "2.7 CASH/SECURITIES COLLATERAL. Borrower agrees that the aggregate principal amount of the Cash/Securities Collateral shall at no time be less than One Million Sixty-Six Thousand and No/100
Dollars ($1,066,000.00)."

2.2.3 Section 2.1.3 ADDITIONAL TERM LOAN PAYMENT. is amended by deleting the date "June 1, 1997" from both the first sentence and the last sentence and replacing it with a new date of "December 1, 1997" in both the first sentence and in the last sentence.

2.3 Section 4. REPRESENTATION AND WARRANTIES. is amended as follows:

   At the end of Section 4.8 USE OF PROCEEDS. add the following sentence: "Borrower will use the proceeds of the Revolving Credit
Loans for Borrower's general working capital needs."

3. CONDITIONS PRECEDENT. This Amendment shall become effective upon the fulfillment of all of the following conditions to CNB's satisfaction:

   3.1 CNB shall have received this Amendment duly executed by Borrower;

   3.2 CNB shall have received the Revolving Credit Note duly executed by Borrower; and

   3.3   CNB shall have received the non-refundable Revolving
Commitment Fee of $1,250.00.

4. EXISTING AGREEMENT. Except as expressly amended herein, the Loan Agreement shall remain in full force and effect, and in all other respects is affirmed.

5. COUNTERPARTS. This Amendment may be executed in any number of counterparts, and all such counterparts taken together shall be deemed to constitute one and the same instruments.

6. GOVERNING LAW. This Amendment and the rights and obligations of the parties hereto shall be construed in accordance with, and governed by the laws of the State of California.

   IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

SPECTRUM MEDICAL INDUSTRIES, INC.,
a California corporation

By:   /s/ Roy T. Eddleman
      -------------------------
      Roy T. Eddleman, Chairman

SPECTRUM LABORATORIES, INC.,
a California corporation

By:   /s/ Roy T. Eddleman
      -------------------------
      Roy T. Eddleman, Chairman

CITY NATIONAL BANK, a national banking association

By:   /s/ Ben A. Sottile
      -------------------------
      Ben A. Sottile, Vice President

GUARANTORS CONSENT

By:   /s/ Roy T. Eddleman
      -------------------------
      Roy T. Eddleman

Spectrum Molecular Separations, Inc.

By:   /s/ Roy T. Eddleman
      -------------------------
      Roy T. Eddleman
Title: Chairman and Chief Executive Officer

Hydro-med Products, Inc.

By:   /s/ Roy T. Eddleman
      -------------------------
      Roy T. Eddleman
Title: Chairman and Chief Executive Officer

SLI Acquisition Corp.

By:   /s/ Roy T. Eddleman
      -------------------------
      Roy T. Eddleman, Chairman
Title: Chairman and Chief Executive Officer

Spectrum Europe B.V.

By:   /s/ Roy T. Eddleman
      -------------------------
      Roy T. Eddleman
Title: Chairman and Chief Executive Officer

                                                         EXHIBIT B

                        REVOLVING CREDIT NOTE

$500,000.00                                  La Mirada, California
                                                  October 10, 1997

For Value Received, the undersigned, Spectrum Medical Industries, Inc., a California corporation and Spectrum Laboratories, Inc., a California corporation ("Borrower), promises to pay on the Termination Date to the order of City National Bank, a national banking association ("CNB"), at its Office located at 14241 East Firestone Blvd., La Mirada, CA 90638-5568, the principal amount of Five Hundred Thousand and no/100 Dollars ($500,000.00) or so much thereof as may be advanced and be outstanding, with interest thereon to be computed on each Revolving Credit Loan from the date of its disbursement at a rate computed on the basis of a 360-day year, actual days elapsed, at the rates, times and in accordance with the terms of that certain Credit Agreement between Borrower and CNB, dated as of February 28, 1997, as may be amended from time to time (the "Credit Agreement"). Capitalized terms not defined herein shall have the meanings given them in that certain Credit Agreement.

   All or any portion of the principal of this Revolving Credit Note ("Note") may be borrowed, repaid and reborrowed from time to time prior to the Termination Date, provided at the time of any borrowing no default exists under this Note and no Event of Default or Potential Event of Default exists under the terms and conditions of the Credit Agreement and provided, further that the total borrowings outstanding at any one time shall not exceed the Revolving Credit Commitment. Each borrowing and repayment of a Revolving Credit Loan shall be noted in the books and records of CNB. The excess of borrowings over repayments as noted on such books and records shall constitute presumptive evidence of the principal balance due hereon from time to time and at any time.

   If payment on this Note becomes due and payable on a non-business day, the maturity thereof shall be extended to the next business day and, with respect to payments of principal or interest thereon shall be payable during such extension at the then applicable rate. Upon the occurrence of one or more of the Events of Default specified in the Credit Agreement, all amounts remaining unpaid on this Note may become or be declared to be immediately payable as provided in the Credit Agreement, without presentment, demand or notice of dishonor, all of which are expressly waived. Borrower agrees to pay all costs of collection of this Note and reasonable attorneys' fees (including attorneys' fees allocable to CNB's in-house counsel) in connection therewith irrespective of whether suit is brought thereon.

   This is the Revolving Credit Note referred to in the Credit
Agreement and is entitled to the benefits thereof.

   Upon CNB's written notice to Borrower of the occurrence of an Event of Default, the outstanding principal balance (and interest, to the extent permitted by law) shall bear additional interest from the date of such notice at the rate of Five Percent (5.0%) per annum higher than the interest rate as determined and computed above, and continuing thereafter until the Event of Default is cured.

   This Note shall be governed by the laws of the State of California. If this Note is executed by more than one Borrower, all obligations are joint and several.


"Borrower"


Spectrum Medical Industries, Inc.,
a California corporation

BY:
    -------------------------------
    Roy T. Eddleman, Chmn./CEO

Spectrum Laboratories, Inc.,
a California corporation

By:
   --------------------------------
   Roy T. Eddleman, Chmn./CEO

                        REVOLVING CREDIT NOTE

$500,000.00                                  La Mirada, California
                                                  October 10, 1997

For Value Received, the undersigned, Spectrum Medical Industries, Inc., a California corporation and Spectrum Laboratories, Inc., a California corporation ("Borrower), promises to pay on the Termination Date to the order of City National Bank, a national banking association ("CNB"), at its Office located at 14241 East Firestone Blvd., La Mirada, CA 90638-5568, the principal amount of Five Hundred Thousand and no/100 Dollars ($500,000.00) or so much thereof as may be advanced and be outstanding, with interest thereon to be computed on each Revolving Credit Loan from the date of its disbursement at a rate computed on the basis of a 360-day year, actual days elapsed, at the rates, times and in accordance with the terms of that certain Credit Agreement between Borrower and CNB, dated as of February 28, 1997, as may be amended from time to time (the "Credit Agreement"). Capitalized terms not defined herein shall have the meanings given them in that certain Credit Agreement.

   All or any portion of the principal of this Revolving Credit Note ("Note") may be borrowed, repaid and reborrowed from time to time prior to the Termination Date, provided at the time of any borrowing no default exists under this Note and no Event of Default or Potential Event of Default exists under the terms and conditions of the Credit Agreement and provided, further that the total borrowings outstanding at any one time shall not exceed the Revolving Credit Commitment. Each borrowing and repayment of a Revolving Credit Loan shall be noted in the books and records of CNB. The excess of borrowings over repayments as noted on such books and records shall constitute presumptive evidence of the principal balance due hereon from time to time and at any time.

   If payment on this Note becomes due and payable on a non-business day, the maturity thereof shall be extended to the next business day and, with respect to payments of principal or interest thereon shall be payable during such extension at the then applicable rate. Upon the occurrence of one or more of the Events of Default specified in the Credit Agreement, all amounts remaining unpaid on this Note may become or be declared to be immediately payable as provided in the Credit Agreement, without presentment, demand or notice of dishonor, all of which are expressly waived. Borrower agrees to pay all costs of collection of this Note and reasonable attorneys' fees (including attorneys' fees allocable to CNB's in-house counsel) in connection therewith irrespective of whether suit is brought thereon.

   This is the Revolving Credit Note referred to in the Credit
Agreement and is entitled to the benefits thereof.

   Upon CNB's written notice to Borrower of the occurrence of an Event of Default, the outstanding principal balance (and interest, to the extent permitted by law) shall bear additional interest from the date of such notice at the rate of Five Percent (5.0%) per annum higher than the interest rate as determined and computed above, and continuing thereafter until the Event of Default is cured.

   This Note shall be governed by the laws of the State of California. If this Note is executed by more than one Borrower, all obligations are joint and several.


"Borrower"


Spectrum Medical Industries, Inc.,
a California corporation

BY:/s/ Roy T. Eddleman
    -------------------------------
    Roy T. Eddleman, Chmn./CEO

Spectrum Laboratories, Inc.,
a California corporation

By:/s/ Roy T. Eddleman
   --------------------------------
   Roy T. Eddleman, Chmn./CEO



                                 2